UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014

ENGILITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35487	45-3854852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 Centerview Drive Chantilly, Virginia	20151
(Address of principal executive offices)	(Zip Code)

(703) 708-1400

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Engility Holdings, Inc. 2014 Long Term Incentive Plan.

On March 6, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Engility Holdings, Inc. (the “Company”) adopted the Engility Holdings, Inc. 2014 Long Term Incentive Plan (the “2014 LTIP”). The 2014 LTIP is intended to encourage and reward superior long-term performance from the Company’s executive officers and select members of senior management (the “LTIP Participants”). Awards under the 2014 LTIP are to be granted by the Compensation Committee in the form of performance shares (“Performance Shares”) and Restricted Stock Units (“RSUs”) under the Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan (the “2012 Plan”). Under the terms of the 2014 LTIP, LTIP Participants will receive a grant of Performance Shares and RSUs based on a percentage of their 2014 base salary and calculated on the date of grant.

Name	Position	Target LTIP equity grant (as a percentage of base salary) (1)
Anthony Smeraglinolo	President and Chief Executive Officer	200%
Michael J. Alber	Senior Vice President and Chief Financial Officer	150%
Thomas O. Miiller	Senior Vice President, General Counsel and Corporate Secretary	100%
Craig R. Reed	Senior Vice President, Strategy and Corporate Development	100%
Thomas J. Murray	Vice President, Human Resources	100%

(1)	As discussed below, the number of shares of Common Stock ultimately deliverable to LTIP Participants will vary based on the Company’s performance for a three year period against the two metrics under the performance shares.

60% of the target grant will be in the form of Performance Shares and 40% of the target grant will be in the form of RSUs. As discussed below, in the event that the Company were to achieve the maximum performance levels under the Performance Shares, the ultimate number of underlying shares of Company common stock (“Common Stock”) delivered to the LTIP Participants would reflect a distribution of 75% of the Common Stock resulting from the Performance Shares and 25% of the Common Stock resulting from the RSUs.

The RSUs vest over a term of three years from the date of grant, 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. The underlying shares of Common Stock will be delivered to the LTIP Participants as soon as practicable after the applicable vesting date.

The Performance Shares under the 2014 LTIP generally cliff vest after three years based on the Company’s performance at the end of a three year performance period beginning January 1, 2014. The number of shares of Common Stock that are ultimately vested and delivered to LTIP Participants in respect of these Performance Shares will vary depending on the Company’s performance against the following two metrics, each of which are weighted equally (the “LTIP Targets”):

•	Relative Revenue. The first metric measures the Company’s compounded annual growth rate for revenue over the three year performance period against the comparable revenue growth rates of a peer group of companies that was approved by the Compensation Committee (the “Peer Group”).

•	Relative TSR. The second metric measures the Company’s total shareholder return (“TSR”) relative to the Company’s Peer Group over the same three year performance period.

Following the end of the performance period, the Compensation Committee will determine whether and the extent to which the applicable LTIP Targets were met. These LTIP Targets are subject to an over/underachievement scale based on specified minimum, target and maximum values, as set forth in the table below. Vesting related to performance between the percentiles will be determined based on straight line interpolation.

Performance Range of LTIP Targets versus Peer Group	Number of Shares of Common Stock Deliverable to LTIP Participants (as a percentage of the target award)
75th Percentile or Above (Maximum)	200%
50th Percentile (Target)	100%
25th Percentile (Threshold)	50%
Less than 25th Percentile	0%

In addition, the Company must achieve at least the threshold value for relative TSR or no Performance Shares will vest even if the Company’s relative revenue performance is above the threshold value.

The grants of RSUs and Performance Shares to LTIP Participants occurred on March 7, 2014, a date that was established by the Compensation Committee before the end of the prior calendar year. The number of RSUs and Performance Shares granted to the LTIP Participants was calculated based on the closing price of the Company’s Common Stock on March 7, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

Date: March 10, 2014	By:	/s/ Thomas O. Miiller
	Name:	Thomas O. Miiller
	Title:	Senior Vice President, General Counsel and Corporate Secretary

4